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Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-4 of Indiana United Bancorp of our report dated February 19, 1999 on the consolidated financial statements of First Affiliated Bancorp, Inc. as of December 31, 1998 and 1997 and for the years then ended. We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-4.

                      Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 21, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS